UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014 (August 26, 2014)

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LIHUA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001- 34445	14-1961536
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

c/o Lihua Holdings Limited
Houxiang Five-Star Industry District
Danyang City, Jiangsu Province PRC 212312
(Address of Principal Executive Office) (Zip Code)

(86) 511 86317399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 26, 2014, the Board of Directors of Lihua International, Inc. (the “Company”) concluded, after discussion with the Company’s management, that the Company’s financial statements for the year ended December 31, 2013, and the report of its independent registered public accounting firm, Crowe Horwath (HK) CPA Limited (“Crowe HK”) included in the Company’s Annual Report on Form 10-K, should no longer be relied upon. In addition, management and the Board of Directors have determined that the Company’s financial statements for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, included in the Company’s Quarterly Reports on Form 10-Q for such periods should no longer be relied upon.  On August 27, 2014, the Company notified Crowe HK of these Board of Directors’ determinations.

As a result of the Company’s efforts to collect relevant information, the management and the Board of Directors have learned that during 2013, and between January 1, 2014 and April 30, 2014, the Company’s PRC subsidiaries entered into certain letters of credit and other short-term borrowing transactions that were not authorized by the Board of Directors; that such letters of credit and other short-term borrowing transactions are not reflected in the financial statements included in the above-referenced reports; and that information regarding such letters of credit and other short-term borrowing transactions was concealed from the Company’s Board of Directors, Chief Financial Officer and Crowe HK by the Company’s former Chief Executive Officer and former Chief Operating Officer and/or former personnel under their control.

On July 3, 2014, the Company announced that its Board of Directors and management were working to collect financial information for each of the Company’s operating subsidiaries, including seeking to obtain the banking records for the subsidiaries.  On July 25, 2014, the Board of Directors approved the engagement of the Asia Pacific CPA Group, a PRC CPA firm, to provide, among other things, a report of the financial condition of the Company’s subsidiaries as of June 30, 2014.  Asia Pacific CPA Group has been engaged, and its work is ongoing. Upon conclusion of Asia Pacific CPA Group’s work, the Company will provide further information.

To date the Company has been unable to locate certain of the books and records of its subsidiaries, and therefore the Company can provide no assurance that it would be in a position to restate the financial statements included in the above-referenced public reports on a timely basis, if at all.

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 28, 2014, Crowe HK resigned as the Company’s independent registered public accounting firm.  In addition, Crowe HK notified the Company that its report dated March 17, 2014 regarding the Company financial statements as of December 31, 2013 and 2012 and regarding each of the years in the three-year period ended December 31, 2013, and the Company’s internal control over financial reporting as of December 31, 2013 (the “Auditor’s Report”), should no longer be associated with the December 31, 2013 financial statements and should no longer be relied upon.  A copy of Crowe HK’s resignation letter is filed as Exhibit 16.1 to this report and is incorporated herein by reference; and all disclosures in this Item 4.01 relating to that resignation letter are qualified in their entirety by the actual text of the resignation letter.

In each of the Company’s past two fiscal years ended December 31, 2013 and December 31, 2012, Crowe HK’s reports on the Company’s financial statements did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In its resignation letter, Crowe HK informed the Company that subsequent to the issuance of the Auditor’s Report, it became aware that facts may have existed at that date which might have affected the Auditor’s Report, had Crowe HK been aware of such facts; and that it has been unable to conduct a satisfactory investigation of this information and is unable to determine whether the information is true, and whether the financial statements need revision. Crowe HK also stated in its resignation letter that members of the Company's current Board of Directors and current management have informed Crowe HK (i) that they would provide whatever information they have at their disposal to Crowe HK, (ii) but that they have been unable to satisfy Crowe HK’s requests because relevant information is unavailable to the current Board of Directors and current management.

Finally, Crowe HK stated that the Company informed it on August 27, 2014 that the Company’s management and Board of Directors have determined that the Company’s financial statements for the year ended December 31, 2013, and the report of Crowe HK included in the Company’s 2013 Annual Report on Form 10-K, and the Company’s financial statements for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, included in the Company’s Quarterly Reports on Form 10-Q for such periods, should no longer be relied upon.

Except as set forth above, during the Company’s past two fiscal years and through August 28, 2014, the Company had no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, with Crowe HK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement would have caused Crowe HK to make reference to the subject matter of the disagreement in its report on the Company’s financial statements.

At this time, the Company has not engaged another independent registered public accounting firm.

The Company requested that Crowe HK furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter, dated August 29, 2014, is filed as Exhibit 16.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d)                      Exhibits.

Exhibit
Number                      Description

16.1                      Letter of Crowe Horwath (HK) CPA Limited to the Company dated August 28, 2014
16.2                      Letter of Crowe Horwath (HK) CPA Limited to the SEC dated August 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Lihua International, Inc.

By:	/s/ Daphne Huang
Daphne Huang Chief Financial Officer

Date:   August 29, 2014